 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
____________________

Date of report (Date of earliest event reported): September 9, 2022

Amyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100,	Emeryville,	CA	94608
(Address of Principal Executive Offices)			(Zip Code)

(510)	450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMRS	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Accounting Officer & Corporate Controller

On September 9, 2022, Elizabeth Dreyer agreed to join Amyris, Inc. (the “Company”) as its Chief Accounting Officer & Corporate Controller, reporting to Han Kieftenbeld, the Company’s Chief Financial Officer, effective October 11, 2022.

Ms. Dreyer, 59, has over 20 years of U.S. public company accounting experience with more than 10 years of experience as Chief Accounting Officer of public companies. Most recently, she served as Chief Accounting Officer of Travel + Leisure Co., a publicly-traded global provider of hospitality services and travel products and Wyndham spin-off, from June 2018 until September 2022, after joining Wyndham Worldwide Corp. in March 2018. Previously, Ms. Dreyer served as Vice President, Controller and Chief Accounting Officer of Edgewell Personal Care Company, a manufacturer and marketer of consumer products, from January 2015 to March 2018. Prior to Edgewell, Ms. Dreyer was Vice President, Controller and Chief Accounting Officer of Hillenbrand Inc. from October 2010 to January 2015. Prior to that, she was Vice President of Finance with Zimmer Corp., Chief Financial Officer of Createc Corporation, and Vice President of Organizational Effectiveness of ADESA, Inc. Ms. Dreyer began her career with Deloitte & Touche LLP in its assurance services practice. She is a Certified Public Accountant and a Chartered Global Management Accountant. Ms. Dreyer holds a Bachelor of Science degree in Business from Indiana University, Bloomington.

Pursuant to an Offer Letter, dated September 8, 2022 (the “Offer Letter”), between the Company and Ms. Dreyer, Ms. Dreyer is expected to commence employment with the Company on October 11, 2022. The Offer Letter provides for an initial annual base salary for Ms. Dreyer in the amount of $400,000. For 2022, Ms. Dreyer will also receive a guaranteed bonus of 70% of her annual earned salary pro-rata, based on start date. For 2023, Ms. Dreyer will receive a guaranteed bonus of 70% of her annual earned salary. In subsequent years, Ms. Dreyer will be eligible to receive discretionary performance-based incentives in accordance with the applicable corporate incentive plan adopted by the Company. Pursuant to the Offer Letter, upon her commencement of employment with the Company, Ms. Dreyer will be granted a restricted stock unit (“RSU”) award under the Company’s 2020 Equity Incentive Plan, consisting of 125,000 RSUs, which will vest over three years in equal annual installments, subject to continued service with the Company through the applicable vesting date. In addition, the Company agreed to pay Ms. Dreyer a one-time signing bonus of $150,000, repayable to the Company in the event that Ms. Dreyer voluntarily terminates employment with the Company prior to the completion of one year of employment.

Ms. Dreyer will be eligible to participate in the Company’s compensation and benefits programs for employees on the same basis as other eligible employees, including health insurance; vacation, holidays and sick days; life insurance; disability insurance; and a Section 401(k) plan with an employer matching contribution.

Ms. Dreyer has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed.

There are no family relationships between Ms. Dreyer and any of the Company’s directors or executive officers.

Mr. Kieftenbeld has been serving as the Company’s interim principal accounting officer since June 17, 2022, as previously reported in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on June 15, 2022, which is incorporated herein by reference. Ms. Dreyer will assume this responsibility effective her appointment on October 11, 2022.

Item 9.01     Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: September 14, 2022	By:	/s/ Han Kieftenbeld
Han Kieftenbeld
Chief Financial Officer